Exhibit 23.1


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




     Initial Acquisition Corp.
     New York, New York

          We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 15, 1996, for the periods stated herein, relating to the financial statements of Initial Acquisition Corp., which is contained in that Prospectus.

          We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO Seidman, LLP

                                        BDO Seidman, LLP

     New York, New York
     December 19, 1996